UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/12/2007

Pinnacle Foods Group Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-118390

Delaware	943303521
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6 Executive Campus, Suite 100
Cherry Hill, New Jersey 08002
(Address of principal executive offices, including zip code)

(856) 969-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

On February 12, 2007, Pinnacle Foods Group, Inc. ("Pinnacle") issued a press release announcing that Crunch Holding Corp., a Delaware corporation and the parent company of Pinnacle ("Crunch"), entered into an Agreement and Plan of Merger, dated February 10, 2007, with Peak Holdings LLC, a Delaware limited liability company ("Parent"), Peak Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Buyer"), and Peak Finance LLC, a Delaware limited liability company, pursuant to which, among other things, Buyer will merge with and into Crunch, with Crunch surviving the merger as a wholly owned subsidiary of Parent. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with general instruction B.2 to Form 8-K, such information is being "furnished" and shall not be deemed "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit Number                Description

99.1                Press Release, dated February 12, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinnacle Foods Group Inc.

Date: February 12, 2007	By:	/s/ N. Michael Dion
N. Michael Dion
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1